UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amended and Restated Employment Agreement of Lyor Cohen

On March 14, 2008, WMG Acquisition Corp. (the “Company”), an indirect wholly owned subsidiary of Warner Music Group Corp. (“WMG”), and Lyor Cohen agreed to amend and restate Mr. Cohen’s employment agreement effective March 15, 2008. The amended and restated employment agreement, among other things, includes the following: (i) the term of Mr. Cohen’s employment agreement was extended until March 15, 2013 and will be automatically extended for successive one-year terms unless either party gives written notice of non-renewal no less than ninety days prior to the annual March 15 expiration date (commencing with March 15, 2013), in which case the agreement shall end on the March 15 immediately following the receipt of such notice; (ii) an annual base salary of $3,000,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee; (iii) a target bonus of $2.5 million, with a minimum of $1.5 million and a maximum of $5.0 million; (iv) his new title of Chairman and Chief Executive Officer, Recorded Music – North America and (v) revisions intended to comply with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.

In the event the Company terminates Mr. Cohen’s employment agreement for any reason other than for “cause” or if Mr. Cohen terminates his employment for “good reason,” each as defined in the agreement, Mr. Cohen will be entitled to severance benefits equal to: (i) two years of his then-current base salary and one year of his target bonus; (ii) a pro-rated annual bonus; and (iii) continued participation in the Company’s group health and life insurance plans for up to one year after termination; provided, however, that if the termination event giving rise to payment of the severance benefits is a termination by Mr. Cohen for good reason solely due to an adverse change to the executive’s reporting lines such that the executive no longer reports to WMG’s CEO, then the payments set forth in (i) above will be limited to $4.0 million. Mr. Cohen may terminate his employment with or without good reason, consistent with his prior agreement.

The employment agreement, as amended and restated, also contains standard covenants relating to confidentiality and assignment of intellectual property rights and six-month post-employment non-solicitation covenants consistent with the prior agreement.

In addition, the amended and restated employment agreement provides for the grant to Mr. Cohen of 1,500,000 stock options and 1,750,000 performance-based restricted shares of WMG’s common stock pursuant to a separate Stock Option Agreement and Restricted Stock Award Agreement. The equity grants were made under WMG’s Amended and Restated 2005 Omnibus Award Plan (the “Plan”). Pursuant to WMG policy, the options and the restricted shares were granted on March 15, 2008, the first 15th of the month following approval of the grant by the Compensation Committee and execution of the amended and restated employment agreement, and the exercise price of the options is the “fair market value” of the WMG common stock as defined in the Plan, which is the closing price on the NYSE on the grant date or the last preceding date if there is no such sale on that date. The exercise price of the options is $5.29 per share, which was the closing price on March 14, 2008, the last trading date prior to the grant date. The options will generally vest 20% a year over five years (subject to continued employment) and will have a term of ten years. The shares of restricted stock generally vest based on a double trigger that includes achievement of both service and performance criteria (each, subject to continued employment through the applicable vesting dates). The time vesting criteria for the restricted shares will be the same as for the stock options — 20% a year over five years. The performance vesting criteria for the restricted shares will be as follows:

•	413,666 shares, upon WMG achieving an average closing stock price of at least $10.00 per share over 60 consecutive trading days;

•	413,667 shares, upon WMG achieving an average closing stock price of at least $13.00 per share over 60 consecutive trading days;

•	413,667 shares, upon WMG achieving an average closing stock price of at least $17.00 per share over 60 consecutive trading days; and

•	509,000 shares, upon WMG achieving an average closing stock price of at least $20.00 per share over 60 consecutive trading days.

The Stock Option Agreement and Restricted Stock Award Agreement each provide for up to 12 months’ additional vesting in the case of a termination of employment due to “disability,” as defined in the agreements, or death. Additionally, in the event of an involuntary termination of employment without “cause” or a voluntary termination for “good reason,” each as defined in the agreements, that occurs on or after, or in anticipation of, a “change in control” of WMG as defined in the Plan, the Stock Option Agreement provides for the options to become fully vested and exercisable and the Restricted Stock Award Agreement provides for the time vesting condition attributable to the restricted shares to be deemed fully satisfied. Additionally, if the “fair market value” of the WMG common stock as defined in the Plan as of the date of any “change in control” (or, if greater, the per share consideration paid in connection with such “change in control”) exceeds the per share dollar threshold amount of any of the performance conditions described above (without regard to the number of consecutive trading days for which the average closing price was achieved) then such performance condition shall be deemed to have been achieved as of the date of such “change in control,” to the extent not previously achieved.

The Amended and Restated Employment Agreement, the Stock Option Agreement and the Restricted Stock Award Agreement are filed as Exhibits 10.1, 10.2 and 10.3, hereto, respectively, and each is hereby incorporated by reference. The amended and restated employment agreement incorporates terms of the Employment Agreement, dated as of January 25, 2004, between WMG Acquisition Corp. and Lyor Cohen (the “Old Employment Agreement”) and the Purchase Agreement, dated as of November 24, 2003, as amended, between Time Warner Inc. and WMG Acquisition Corp (the “Purchase Agreement”). The equity grants are also governed by the terms of the Plan and the terms of the Amended and Restated Stockholders Agreement, dated as of May 10, 2005, by and among WMG, WMG Holdings Corp., the Company, Mr. Cohen and certain other stockholders of WMG (the “Stockholders Agreement”). Each of the Old Employment Agreement, the Purchase Agreement, the Plan and the Stockholders Agreement have been previously filed by WMG and the Company with the SEC and the terms are hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 14, 2008, between WMG Acquisition Corp. and Lyor Cohen

10.2	Stock Option Agreement, dated as of March 15, 2008, between Warner Music Group Corp. and Lyor Cohen

10.3	Restricted Stock Award Agreement, dated as of March 15, 2008, between Warner Music Group Corp. and Lyor Cohen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: March 18, 2008	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: March 18, 2008	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 14, 2008, between WMG Acquisition Corp. and Lyor Cohen

10.2	Stock Option Agreement, dated as of March 15, 2008, between Warner Music Group Corp. and Lyor Cohen

10.3	Restricted Stock Award Agreement, dated as of March 15, 2008, between Warner Music Group Corp. and Lyor Cohen

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